Exhibit 10.4

[AEI Letterhead]

Dated as of May 8, 2012

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

Attention: W. Brian Olson, Chief Financial Officer

Gentlemen:

This letter (this “Letter Agreement”) sets forth our prior understanding related to investment banking services rendered by Advanced Equities to Quantum Technologies, Inc. (the “Company”) in connection with a $10.0 million senior secured revolving line of credit financing transaction between the Company and Bridge Bank, National Association that was completed on May 7, 2012 (the “Bridge Bank Line of Credit”).

In connection with the Bridge Bank Line of Credit, the Company agrees to pay Advanced Equities the following: (i) a seven-year common stock purchase warrant entitling Advanced Equities to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $0.90 per share and (ii) a cash fee not to exceed $800,000, payable as follows: (a) $150,000, due and payable on or before May 11, 2012, and (b) an amount equal to 8% of each “Incremental Drawdown Amount” (defined below), due and payable within five days following the Company’s receipt of the Incremental Drawdown Amount from Bridge Bank. The term Incremental Drawdown Amount means with respect to each Advance (as defined in the Bridge Bank Loan and Security Agreement) an amount equal to (x) the aggregate amount of all Advances received by the Company under the Bridge Bank Line of Credit in excess of $1,875,000, minus (y) the sum of (i) the aggregate amount of all prior Advances received by the Company for which the 8% fee has been paid and (ii) the aggregate amount of principal payments made by the Company under the Bridge Bank Line of Credit. It is acknowledged and agreed that the $150,000 fee in (a) above represents 8% of the first $1,875,000 of Advances. In addition, the Company agrees to reimburse Advance Equities for $17,650 of out-of-pocket expenses (including the fees and expenses of legal counsel).

The Company and Advanced Equities have entered into a separate letter agreement dated the date hereof and attached hereto as Annex A, which provides, among other things, for the indemnification of Advanced Equities and specified other parties by the Company in connection with the engagement. The indemnification letter agreement is an integral part of this Letter Agreement and the terms thereof are incorporated by reference into this Letter Agreement in their entirety and shall survive the completion of the engagement.

The Company acknowledges that Advanced Equities was retained solely to provide investment banking services for the Company, and not in any other capacity or as an advisor to or agent of any other person, and that the Company’s engagement of Advanced Equities was as an independent contractor and not in any fiduciary or other capacity. Neither this Letter Agreement, the engagement of Advanced Equities, nor the delivery of any advice in connection with the engagement, confers rights upon any persons not a party hereto (including security holders, employees and creditors of the Company) as against Advanced Equities or its affiliates or their respective directors, officers, agents and employees.

This Letter Agreement and all aspects of the engagement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles thereof, and will be binding upon and inure to the benefit of the Company and Advanced Equities and their respective successors and assigns. The Company and Advanced Equities agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed Transaction or the engagement of or performance by Advanced Equities hereunder. The Company also hereby submits to the exclusive jurisdiction of the courts of the State of Delaware or in the United States District Court in the District of Delaware, and each of the parties hereto submits to the jurisdiction of such courts in any proceeding arising out of or relating to this Agreement, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum.

We are delighted to have had the opportunity to act as your agent in connection with the Bridge Bank Line of Credit. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Letter Agreement.

Very truly yours,

ADVANCED EQUITIES SECURITIES LLC

By:
Shannon Soqui Head of Investment Banking – West Coast

Accepted and agreed to as of the date set forth above:

Quantum Fuel Systems Technologies Worldwide, Inc.

By:	/s/ W. Brian Olson
W. Brian Olson Chief Financial Officer

ANNEX A – INDEMNIFICATION AGREEMENT

Dated as of May 8, 2012

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

Attention: W. Brian Olson, Chief Financial Officer

Gentlemen:

In connection with your request that we assist you, Quantum Fuel Systems Technologies Worldwide, Inc., with the matters you have identified to us, you and we are entering into this indemnification letter agreement (“Indemnification Agreement”). It is understood and agreed that in the event that Advanced Equities, Inc. (“Advanced Equities”) or any of our officers, directors, employees, agents, affiliates, partners or controlling persons (Advanced Equities and each of the foregoing being an “Indemnified Person”), become involved in any capacity in any action, claim, suit, proceeding or investigation (collectively referred to herein as a “Dispute”) brought or threatened by or against any person, including your stockholders, related to, arising out of or in connection with our engagement or any matter referred to in our engagement, you will promptly reimburse, upon demand, each such Indemnified Person for its legal and other expenses, including without limitation the cost of any investigation, preparation for or response, as and when they are incurred in connection therewith, except to the extent that any such Disputes are found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted solely from such Indemnified Person’s gross negligence, willful misconduct or fraud. You will indemnify and hold harmless each Indemnified Person from and against, and you agree that no Indemnified Person shall have any liability, whether direct or indirect, in contract or tort or otherwise, to you, your affiliates, security holders or creditors, for any losses, claims, damages, liabilities or expense (collectively, “Losses”) to which any Indemnified Person may become subject under any applicable federal or state law, or otherwise, related to, arising out of or in connection with our engagement, whether or not any Dispute giving rise to such Losses is initiated or brought by you or on your behalf and whether or not in connection with any Dispute in which you or such Indemnified Persons are a party, except to the extent that any such Losses are found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted solely from such Indemnified Person’s gross negligence, willful misconduct or fraud. In no event shall any Indemnified Person be responsible for any special, indirect or consequential damages. If multiple claims are brought against us in an arbitration related to, arising out of or in connection with our engagement, with respect to at least one of which such claims indemnification is permitted under applicable law, you agree that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

If for any reason the foregoing indemnification is held unenforceable or is insufficient to hold an Indemnified Person harmless, then you shall contribute to the Losses for which such indemnification is held unenforceable or is insufficient in such proportion as is appropriate to reflect the relative benefits received, or that would be received if a Transaction were consummated, by you and your security holders on the one hand and the party entitled to contribution on the other hand in the matters contemplated by our engagement as well as the relative fault of yourselves and such party with respect to such Losses and any other relevant equitable considerations. You agree that for the purposes hereof the relative benefits received, or that would be received if a Transaction were consummated, by you and your security holders and ourselves shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by you or your security holders, as the case may be, pursuant to the transaction (whether or not consummated) for which we have been engaged to perform services bears to (ii) the fees actually received by us in connection with such engagement; provided, however, that, to the extent permitted by applicable law, in no event shall we or any other Indemnified Person be required to contribute an aggregate amount in excess of the aggregate fees actually paid to us for such services. Your reimbursement, indemnity and contribution obligations under this Indemnification Agreement shall be in addition to any liability which you may otherwise have, shall not be limited by any rights we or any other Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of yourselves, ourselves, and any other Indemnified Persons.

You agree that, without our prior written consent, you will not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any Dispute in respect of which indemnification or contribution could be sought hereunder (whether or not we or any other Indemnified Persons are an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such Dispute. You will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person’s prior written consent. Except as otherwise provided in the immediately succeeding sentence, you further agree that the Indemnified Persons are entitled to retain separate counsel of their choice in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Indemnification Agreement. You will have the right, at your option, to assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, provided that you employ counsel satisfactory to us, notify us of such employment and assume the payment of all fees and expenses of such counsel, in which event, except as provided below, you shall not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which you shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) you and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel, or (ii) the named parties to any such litigation or proceeding (including any impleaded parties) include you and such Indemnified Person and representation of both parties by the same counsel would, in the opinion of independent counsel to such Indemnified Person be inappropriate due to actual or potential differing interests between you and such Indemnified Person. Your obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. No waiver, amendment or other modification of this Indemnification Agreement shall be effective unless in writing and signed by each party to be bound thereby.

If the Company enters into any agreement or arrangement with respect to, or effects, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities, the Company shall provide for the assumption of its obligations under this Indemnification Agreement by another party reasonably satisfactory to Advanced Equities.

This Indemnification Agreement and any claim related directly or indirectly to this Indemnification Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof. No such claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of Delaware or in the United States District Court in the District of Delaware, and each of the parties hereto submits to the jurisdiction of such courts. We and you (on your own behalf and, to the extent permitted by applicable law, on behalf of your security holders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, related to or arising out of or in connection with our engagement. The provisions of this Indemnification Agreement shall apply to the engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect indefinitely, regardless of the completion or termination of the engagement. If any provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void, unenforceable or against public policy, then the court so holding shall at our or your request, reform such provision to give the maximum permissible intent to the intentions of the parties as set forth herein, and the court shall enforce such provision as so reformed. If, notwithstanding the foregoing, any provision, covenant or restriction is held by a court of competent jurisdiction to be invalid, void, unenforceable or against public policy, the remainder of the provisions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Very truly yours,

ADVANCED EQUITIES SECURITIES LLC

By:
Shannon Soqui Head of Investment Banking – West Coast

Accepted and agreed to as of the date set forth above:

Quantum Fuel Systems Technologies Worldwide, Inc.

By:	/s/ W. Brian Olson
W. Brian Olson Chief Financial Officer